EXHIBIT 99.3

The WeTrade Group's Demo Version of ChatGPT-style Product Landed on Tencent's WeChat

BEIJING, Feb. 10, 2023 /PRNewswire/ -- WeTrade Group Inc. ("WeTrade" or the "Company") (NASDAQ: WETG), a global diversified "software as a service" ("SaaS") technology service provider committed to providing technical support and digital transformation tools for enterprises across multiple industries, today announced that the company's demo version of ChatGPT-style product has been introduced to Tencent's WeChat official account, under internal testing, and will be promoted and commercialized in near future. Interested users may follow the Tencent's WeChat official account of "WeTrade Group", start the dialog window, and conduct interactive dialogue and AI test.

With the recent boom of ChatGPT, multiple leading Internet companies have announced their interest in participating in the competition. On February 8, WeTrade Group also announced that it would launch a demo version of ChatGPT-style Product which can be used in WeChat, Alipay, Baidu and other mini programs to improve the user interaction experience.

Utilizing the role of multi platform service providers including Alipay, WeChat, Baidu, etc., WeTrade Group can timely integrate the ChatGPT-style products launched by Internet companies to perfect the YCloud system and create the most front-end technical services for customers.

The YCloud launched by WeTrade Group mainly serves the global micro business industry, and is committed to providing digital service tools for the fast-growing freelancers. The addition of ChatGPT-style technology to the YCloud system may further help micro-business customers reduce personnel costs, improve services and achieve cost reduction and efficiency increase.

About WeTrade Group Inc.

WeTrade Group Inc. is a global diversified "software as a service" ("SaaS") technology service provider which is committed to providing technical support and digital transformation tools for enterprises across different industries. The four business segments of WeTrade Group are YCloud, WTPay ,Y-Health and YG.

YCloud is a micro-business cloud intelligent system launched by WeTrade, serving global micro-business industry. YCloud strengthens users' marketing relationship and CPS commission profit management through leading technology and big data analysis. It also helps increase the payment scenarios to increase customers' revenue by multi-channel data statistics, AI fission and management as well as improved supply chain system.

Independently developed by the Company, WTPay supports multiple methods of online payment and eight mainstream digital wallets in over 100 countries to help customers quickly realize global collection and payment business.

Y-Health is the sector focusing on public health business, which engages in developing global business for biological health and medical enterprises. Currently, Y-Health mainly focuses on detection and prevention of epidemic, daily healthcare, traditional Chinese medicines, and others.

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YG is the new energy business segment which mainly provides tools and technical support for the digital new energy industry in the Middle East and Central Asia.

For more information, please visit https://ir.wetg.group.

Forward-Looking Statements

This press release contains information about the Company's view of its future expectations, plans and prospects that constitute forward-looking statements. Actual results may differ materially from historical results or those indicated by these forward-looking statements as a result of a variety of factors including, but not limited to, risks and uncertainties associated with its ability to raise additional funding, its ability to maintain and grow its business, variability of operating results, its ability to maintain and enhance its brand, its development and introduction of new products and services, the successful integration of acquired companies, technologies and assets into its portfolio of products and services, marketing and other business development initiatives, competition in the industry, general government regulation, economic conditions, dependence on key personnel, the ability to attract, hire and retain personnel who possess the technical skills and experience necessary to meet the requirements of its clients, and its ability to protect its intellectual property. The Company's encourages you to review other factors that may affect its future results in the Company's annual reports and in its other filings with the Securities and Exchange Commission.

SOURCE WeTrade Group INC

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